CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 29, 2013, with respect to the audited consolidated financial statements of Tulsa Inspection Resources, Inc. contained in the Prospectus, filed on January 14, 2014, relating to the Registration Statement on Form S-1 (File No. 333-192328) filed by Cypress Energy Partners, L.P., which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
January 21, 2014